UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 16, 2010

GSI GROUP INC.

(Exact name of registrant as specified in its charter)

New Brunswick, Canada	000-25705	98-0110412
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 Middlesex Turnpike

Bedford, Massachusetts 01730

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (781) 266-5700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 16, 2010, GSI Group Inc. (the “Company”) and two of its United States subsidiaries, GSI Group Corporation (“GSI”) and MES International, Inc. (“MES” and, collectively with the Company and GSI, the “Debtors”) entered into an Amended and Restated Noteholder Restructuring Plan Support Agreement (the “Amended Plan Support Agreement”) with eight of ten of the beneficial holders (the “Consenting Noteholders”) of GSI’s 11% Senior Notes due 2013 in the principal amount of $210 million (the “Senior Notes”) representing Consenting Noteholders holding approximately 88.1% of the outstanding principal amount of the Senior Notes. Pursuant to the Amended Plan Support Agreement, the Consenting Noteholders have agreed to support a modified plan, in substantially the form of the Second Modified Joint Chapter 11 Plan of Reorganization for the Debtors as filed with the United States Bankruptcy Court for the District of Delaware (the “Court”) on March 16, 2010, and attached as Exhibit A to the Amended Plan Support Agreement (the “Modified Plan”). The Modified Plan forms a part of the Amended Plan Support Agreement.

Background

On November 20, 2009 (the “Petition Date”), the Debtors entered into a Noteholder Restructuring Plan Support Agreement (the “Plan Support Agreement”) with the Consenting Noteholders. Pursuant to the Plan Support Agreement, the Consenting Noteholders agreed, subject to certain conditions, to support the Joint Chapter 11 Plan of Reorganization (the “Plan”) proposed by the Debtors, which was filed in the Court with the Debtors voluntary petitions for relief (the “Chapter 11 Petitions”) under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the Court (the “Chapter 11 Cases”) on the Petition Date and modified on January 8, 2010. The Plan formed a part of the Plan Support Agreement.

Following the Petition Date, the Debtors have continued to operate their business as “debtors-in-possession” under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Court.

On March 12, 2010, the Debtors reached an agreement in principle with the Consenting Noteholders as to modifications to the Plan and the Plan Support Agreement. The Amended Plan Support Agreement is consistent with the terms of this agreement in principle and amends and restates the Plan Support Agreement in its entirety.

The Modified Plan as Contemplated under the Amended Plan Support Agreement

The Modified Plan, which is subject to Court approval, increases the recovery to existing shareholders from 18.6% of the Company’s post-consummation outstanding shares to 41.1%, which would be issued in common shares. In addition, existing equity holders would receive one series of three-year warrants to purchase a number of common shares equal to 10% of approximately 111% of the post-consummation outstanding shares of the Company (including the Preferred Shares (as defined below) on an as-converted basis) with a strike price of $2.50 per share (rather than two series of warrants each for 10% of 110% of the post-consummation outstanding shares of the Company, with a strike price of $1.10 and $2.00, respectively).

The Modified Plan reduces the recovery of holders of claims under the Senior Notes (the “Senior Note Claims”) from a right to receive 74.3% of the Company’s post-consummation outstanding shares in common shares to a right to receive new convertible preferred stock of the Company (“Preferred Shares”), which, on an as-converted basis, would represent approximately 53.8% of the Company’s post-consummation outstanding shares. The Preferred Shares would have a 1x liquidation preference and be mandatorily redeemable after 8 years for cash or, if certain circumstances are met, common shares. The Preferred Shares would be voted on an as-converted basis together with the Company’s common shares and share pari passu in any dividend declared on common shares, but not have any guaranteed fixed dividend rights. In addition, the holders of Senior Note Claims would receive (i) their pro rata portion of new secured notes (“New Senior Notes”) in the aggregate amount of $110 million (increased from $95 million under the Plan), (ii) their pro rata portion of excess cash available under the Modified Plan to the extent certain allowed claims exceed $22.5 million and (iii) as already contemplated by the Plan, their pro rata portion of a cash payment in an amount of $69,315 for each day from and including the Petition Date until the plan distribution date. On the effective date of the Modified Plan (and as already contemplated by the Plan), the Company would also pay any and all interest accrued on the Senior Note

Claims up to the Petition Date. As of the Petition Date, there was approximately $6.03 million in accrued and unpaid interest with respect to the Senior Notes.

As part of the Modified Plan, the Company’s wholly owned subsidiary, GSI Group Limited (“GSI UK”), would, in exchange for claims under an unsecured note in the principal amount (as fixed pursuant to the Modified Plan) of $20 million, payable by GSI to GSI UK (the “GSI UK Note Claim”), receive (i) Preferred Shares, which, on an as-converted basis, would represent approximately 5.1% of the Company’s post-consummation outstanding shares (rather than common shares representing 7.1% of the Company’s post-consummation outstanding shares as contemplated by the Plan) and (ii) New Senior Notes in the aggregate amount of approximately $10.5 million (increased from $9.1 million under the Plan). On the effective date of the Modified Plan (and as already contemplated by the Plan), the Company would also pay interest accrued on the GSI UK Note Claim until the Petition Date. GSI UK would otherwise share ratably in the distributions to the holders of the Senior Note Claims.

Other than increasing the total principal amount of the New Senior Notes from approximately $104.1 million under the Plan to approximately $120.5 million under the Modified Plan and amending the terms to account for the issuance of the Preferred Shares, the terms of the New Senior Notes remain substantially the same as contemplated by the Plan.

The treatment of all other classes of claims under the proposed Modified Plan remains the same as already contemplated by the Plan.

The Modified Plan provides that its effectiveness is subject to customary conditions, including, without limitation, that the effective date occurs on or before May 20, 2010, unless such date is extended pursuant to the Amended Plan Support Agreement.

The Modified Plan provides that, following the effective date of the Modified Plan, the Company’s new board of directors would be comprised of seven directors, to include its Chief Executive Officer, three members to be appointed by the holders of the Senior Notes constituting required noteholders (as opposed to five members as contemplated under the Plan), two members to be appointed by the current shareholders of the Company and one member to be appointed by the current board of directors of the Company, which member will be selected from the members of the Company’s current board of directors as of the date of the Modified Plan.

The recoveries summarized above and the other modified terms of the Company’s restructuring are more fully described in the Modified Plan, which forms a part of, and is filed as an exhibit to, the Amended Plan Support Agreement.

The Amended Plan Support Agreement

The Debtors’ proposed financial restructuring, as set forth in the Modified Plan, has the support of the Consenting Noteholders.

The Amended Plan Support Agreement requires the Consenting Noteholders, and their successors and assigns, (i) to timely file a notice with the Court indicating that the votes previously submitted by the Consenting Noteholders with respect to the Plan shall constitute and be deemed votes accepting and in favor of the Modified Plan, (ii) not to object to confirmation of the Modified Plan and not to object to, or otherwise commence, any proceeding to oppose or alter the Modified Plan or support an alternative restructuring, (iii) not to withdraw, change or revoke their votes with respect to the Modified Plan, except as otherwise permitted in the Amended Plan Support Agreement, and (iv) except as otherwise permitted in the Amended Plan Support Agreement, not to take any other action, including commencing any legal proceeding, that is inconsistent with, or that would materially prevent, hinder or delay the consummation of, the restructuring.

The support of the Consenting Noteholders under the Amended Plan Support Agreement will terminate under certain circumstances, including, without limitation, if (i) the Debtors are in material breach of any obligations under the Amended Plan Support Agreement, (ii) the Debtors file any motion or pleading with the Court that is inconsistent in a material respect with the Amended Plan Support Agreement or the Plan, (iii) the Court grants relief that is materially inconsistent with the Amended Plan Support Agreement or the Modified Plan, (iv) the

Debtors fail to achieve certain deadlines with respect to confirmation or effectiveness of the Modified Plan, (v) a trustee is appointed in the Chapter 11 Cases or any of the Chapter 11 Cases is dismissed or converted to a case under chapter 7 of the Bankruptcy Code or if the Debtors make a motion for such appointment, dismissal or conversion, (vi) the Court enters an order invalidating, disallowing, subordinating, recharacterizing or limiting the principal and interest components of the Senior Note Claims or disgorging any amounts paid prior to the Petition Date from any holder of the Senior Note Claims or (vii) there is a Material Adverse Change to the Company (as defined in the Amended Plan Support Agreement).

The Amended Plan Support Agreement provides that the Company shall use its best efforts to (i) support and complete the restructuring and all transactions contemplated by the Modified Plan, (ii) take any and all necessary and appropriate actions in furtherance of the restructuring, (iii) complete the restructuring and all transactions contemplated under the Modified Plan within set time-frames, (iv) obtain any and all required regulatory and/or third-party approvals for the restructuring, and (v) not directly or indirectly seek, solicit, support, consent to, or participate in the negotiation or formulation of alternate plans of reorganization, certain other corporate transactions, such as mergers, dissolutions, or a sale of substantially all of the Company’s assets or any other action that is inconsistent with the reorganization as contemplated by the Amended Plan Support Agreement.

The foregoing summary of the Amended Plan Support Agreement is a summary only and is qualified, in all respects, by the provisions of the Amended Plan Support Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition.

The Company is disclosing the Projections (as defined below) described in Item 7.01 below. Such information shall be deemed “furnished” by the Company, and not “filed,” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 7.01	Regulation FD Disclosure.

In connection with the Chapter 11 Cases and the Company’s discussions with the Consenting Noteholders, the equity committee appointed in the Chapter 11 Cases (the “Equity Committee”) and each of their respective advisors, on or about February 23, 2010, the Company disclosed certain non-public information, including the Projections, to the Consenting Noteholders, the Equity Committee and each of their respective advisors under non-disclosure agreements. The Company is now publicly disclosing the Projections previously provided to Consenting Noteholders, the Equity Committee and each of their respective advisors.

The information provided to the Consenting Noteholders, the Equity Committee and each of their respective advisors included an unaudited consolidated income statement, balance sheet and statement of cash flows for the fiscal year ended December 31, 2009, a consolidated projected income statement representing fiscal years ending December 31, 2010, through December 31, 2014, a consolidated projected balance sheet representing fiscal years ending December 31, 2010, through December 31, 2014, and a consolidated projected statement of cash flows representing fiscal years ending December 31, 2010, through December 31, 2014 (collectively, the “Projections”), which Projections are attached hereto as Exhibit 99.1.

The Projections should not be used for investment purposes. The Projections contain information different from that required in the Company’s reports pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that information might not be indicative of the Company’s financial condition or operating results that would be reflected in the Company’s financial statements or in its reports pursuant to the Exchange Act. The Projections were not prepared with a view toward public disclosure or compliance with the published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants regarding projections or forecasts. The Projections do not purport to present the Company’s financial condition in accordance with accounting principles generally accepted in the United States. The Company’s independent accounts have not examined, compiled or otherwise applied procedures to the Projections and, accordingly, do not express an opinion or any other form of assurance with respect to the Projections. The Projections were prepared for internal use, budgeting and financial planning and other management decisions and are subjective in many respects. The Projections reflect numerous assumptions made by management of the Company with respect to financial condition, business and industry performance, general economic, market and financial conditions and other matters, all of which are difficult to predict and many of which are beyond the Company’s control. Accordingly, there can be no assurance that the assumptions made in preparing the Projections will prove to be accurate. Results set forth in the Projections should not be viewed as indicative of future results. It is expected that there will be differences between actual and projected results, and the differences may be material. The inclusion of Projections herein should not be regarded as an indication that the Company or its affiliates or representatives has made or makes any representation to any person regarding the ultimate performance of the Company compared to the Projections, and none of them undertakes any obligation to publicly update the projections to reflect circumstances existing after the date when the Projections were made or to reflect the occurrence of future events, in the event that any or all of the assumptions underlying the Projections are shown to be in error.

Additional information on the Chapter 11 Petitions, including access to documents filed with the Court and other general information about the Chapter 11 Cases, is available at www.gsirestructuring.com.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1	Amended Noteholder Restructuring Plan Support Agreement, dated March 16, 2010, by and among the Company, GSI, MES and Liberty Harbor Master Fund I, L.P., Tinicum Capital Partners II, L.P., Highbridge International LLC, Special Value Continuation Partners, L.P., Special Value Expansion Fund, LLC, Tennenbaum Opportunities Partners V, LP, Special Value Opportunities Fund, LLC, and Hale Capital Partners, LP.

99.1	Company Pro Forma Financial Projections.

Safe Harbor and Forward Looking Information

Certain statements in this Current Report on Form 8-K are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on current expectations and assumptions that are subject to risks and uncertainties. All statements contained in this Current Report on Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements, and are generally identified by words such as “expect,” “intend,” “anticipate,” “estimate,” “plan,” “believe,” “will,” “project,” “budget,” “forecast,” “predicts,” “potential” “may,” “could,” “should” and other similar expressions. These forward-looking statements include, but are not limited to, statements related to: the terms of the Modified Plan and the Amended Plan Support Agreement, including the impact and the results thereof; the Projections and the underlying assumptions related thereto; and other statements that are not historical facts. These forward looking statements contain estimates and involve a number of risks, uncertainties, assumptions and other factors that could affect future results and cause actual results and events to differ materially from historical and expected results and those expressed or implied in the forward looking statements, including, but not limited to, the following: the Company’s ability to continue as a going concern, the ability of the Company to reach agreement on definitive documentation and successfully complete the transactions contemplated by the Amended Plan Support Agreement and Modified Plan; the outcome of the Company’s Chapter 11 bankruptcy proceedings, including whether or not the proposed Modified Plan is ultimately approved by the Court and the final terms thereof; the potential adverse impact of the Chapter 11 bankruptcy proceedings on the Company’s business, financial condition or results of operations; the occurrence of any event, change or other circumstance that could give rise to the termination of the Amended Plan Support Agreement; the completion and outcome of the Company’s financial restatements and review of financial results; the risk that final results of the Company’s financial restatements could change the Projections; changes in business strategy, policy or other decisions by the Company’s reorganized board of directors following emergence from the Chapter 11 bankruptcy proceedings and the risk that such changes could materially impact the Projections; the Company’s ability to complete and file its delayed periodic reports with the SEC on a timely basis; the highly speculative nature of the Projections; the highly unpredictable nature of the semiconductor and electronics materials processing industry; deteriorating market conditions; the effect of the current financial and economic crises on credit markets, financial institutions, customers, suppliers and consumers; the Company’s ability to manage its significant indebtedness in light of current economic and business conditions; the results of the proposed restructuring including the issuance of a substantial amount of equity securities in exchange for a portion of the Company’s current indebtedness and the dilutive impact of such issuance, and the incurrence of additional material obligations as part of any such restructuring; the Company’s ability to reduce operating expenses and achieve anticipated cost reductions and savings; the Company’s ability to grow and increase profitability; future liquidity and valuation of auction rate securities; changes in accounting standards; failures of the Company to properly identify the timing of when revenue should be recognized; the Company’s ability to quickly increase manufacturing capacity and promptly respond to fluctuating product demands; the Company’s need to invest in research and development; the Company’s ability to develop and deliver new competitive technology and enhancements and customer acceptance thereof; failure to identify and manage weaknesses in internal controls; the effects of competition; risks related to consolidation of operations and the integration of operations and employees of acquired businesses, including Excel Technology, Inc.; the Company’s inability to recognize synergies of acquired businesses, including Excel; the Company’s ability to regain listing of the Company’s shares on Nasdaq; and the risks of existing and future litigation and governmental or other regulatory inquiry or proceedings arising out of or related to the Company’s revenue recognition practices. Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect the Company’s operating results and financial condition are discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 and in the Company’s subsequent filings with the SEC made prior to or after the date hereof. Such statements are based on the Company’s management’s beliefs and assumptions and on information currently available to the Company’s management. The Company disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this document. The information included in this Current Report on Form 8-K is not intended as and should not be viewed as a substitute for full financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

GSI Group Inc.

Date: March 19, 2010	By:	/s/ Sergio Edelstein
Sergio Edelstein President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Noteholder Restructuring Plan Support Agreement, dated March 16, 2010, by and among the Company, GSI, MES and Liberty Harbor Master Fund I, L.P., Tinicum Capital Partners II, L.P., Highbridge International LLC, Special Value Continuation Partners, L.P., Special Value Expansion Fund, LLC, Tennenbaum Opportunities Partners V, LP, Special Value Opportunities Fund, LLC, and Hale Capital Partners, LP.

99.1	Company Pro Forma Financial Projections.